Exhibit 4.6

MGIC INVESTMENT CORPORATION
AND
U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE
Dated as of March 28, 2008

CROSS REFERENCE TABLE*

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

Indenture
TIA Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	12.02
(d)	7.06
314(a)	4.02; 4.03; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09

Indenture
TIA Section	Section
(b)	2.04
318(a)	12.01
N.A. means not applicable.

2

i

Page
SECTION 12.09. Governing Law	79
SECTION 12.10. [Intentionally Left Blank]	79
SECTION 12.11. Limitation on Claim for Deferred Interest	79
SECTION 12.12 No Recourse Against Others	79
SECTION 12.13. Successors	79
SECTION 12.14. Multiple Originals	79

     THIS INDENTURE, dated as of March 28, 2008, between MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (“Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 9% Convertible Junior Subordinated Debentures due 2063 (the “Debentures”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the TIA or the definitions of which in the Securities Act are referred to in the TIA, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the TIA and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States of America at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.
     “Act,” when used with respect to any Holders, has the meaning specified in Section 1.04.
     “Additional Shares” has the meaning set forth in Section 10.10.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Alternative Payment Mechanism” has the meaning set forth in Section 4.06.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Debenture, in each case to the extent applicable to such transaction and as in effect from time to time.

     “Asset Sale Make-Whole Fundamental Change” means any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of all or substantially all of the property or assets of the Company and the Subsidiaries on a consolidated basis, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.
     “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Business Day” means any weekday that is not a day on which banking institutions in the City of New York, New York are authorized or required by law or executive order to remain closed.
     “Certificated Securities” means Debentures that are substantially in the form of the Debentures attached hereto as Exhibit A.
     “Change in Control” has the meaning set forth in Section 10.11(vii).
     “Close of Business” means 5:00 p.m. (New York City time).
     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which such Common Stock is traded or, if such Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated. In the absence of such quotation, but only with respect to the Company’s Common Stock, the closing sale price will be an amount determined in good faith by the Company’s board of directors to be the fair value of such Common Stock, and such determination shall be conclusive.
     “Common Stock” means the shares of common stock, $1.00 par value, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed.
     “Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination, as defined in Section 10.11(vii)), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all or substantially all the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

     “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer.
     “Compounded Interest” means interest on any accrued and unpaid interest, to the extent permitted by applicable law, at the Debenture Interest Rate (as defined in Section 2.08(i)) compounded semi-annually.
     “Conversion Date” has the meaning set forth in Section 10.02(iii).
     “Conversion Price” means, on any day, $1,000 divided by the Conversion Rate in effect on that day.
     “Conversion Rate” has the meaning set forth in Section 10.05.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1555 North RiverCenter Drive Suite 301; Milwaukee, WI 53212, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Covenant Breach” means a default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than an Event of Default as defined in Section 6.01 hereof), and a continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of a majority in principal amount of the outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default.”
     “Current Market Price” of the Company’s Common Stock means, for any day, the average of the Closing Sale Price per share of the Company’s Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
     “Current Stock Market Price” of the Company’s Common Stock means, for any day, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the NYSE or, if the Company’s Common Stock is not then listed on the NYSE, as reported by the principal U.S. securities exchange on which the Company’s Common Stock is traded or quoted. If the Company’s Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the “Current Stock Market Price” will be the last quoted bid price for the Company’s

Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Company’s Common Stock is not so quoted, the “Current Stock Market Price” will be the average of the mid-point of the last bid and ask prices for the Company’s Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Debentures” means any of the Company’s 9% Convertible Junior Subordinated Debentures due 2063, as amended or supplemented from time to time, issued under this Indenture.
     “Deferred Interest” means all interest deferred pursuant to Section 2.09, as then accrued and unpaid.
     “Depositary” means DTC or the nominee thereof, or any successor thereto.
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 10.10(ii).
     “Eligible Proceeds” means, for each relevant Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company received during the 180-day period prior to that Interest Payment Date from the issuance or sale of Qualifying Securities (in the case of Qualifying Preferred Stock, up to the Preferred Stock Issuance Cap), in each case to persons that are not Affiliates of the Company.
     “Event of Default” has the meaning set forth in Section 6.01(i).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Property” has the meaning set forth in Section 10.06(i).
     “Ex-Dividend Date” means the first date on which the Company’s Common Stock trades on the applicable exchange or in the applicable market, “regular way,” without the right to receive a relevant issuance or distribution.
     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction, as conclusively determined in good faith by the Board of Directors.
     “Final Maturity Date” has the meaning set forth in Section 2.02.
     “Foregone Interest” has the meaning set forth in Section 2.09(vi).
     “Fundamental Change” has the meaning set forth in Section 10.11(vii).
     “Fundamental Change Option” has the meaning set forth in Section 10.11(iii).

     “Fundamental Change Option Period” has the meaning set forth in Section 10.11(i).
     “GAAP” means, at any date or for any period, U.S. generally accepted accounting principles, as in effect on such date or for such period.
     “Global Securities” means Debentures that are in the form of the Debentures attached hereto as Exhibit A.
     “Holder” means a person in whose name a Debenture is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “Interest Payment Date” has the meaning set forth in Section 2.08(i).
     “Interest Payment Period” means, subject to Section 2.09, any semi-annual period during which interest accrues pursuant to this Indenture.
     “Issue Date” means March 28, 2008.
     “Junior Debt Securities” means debt securities that rank, upon liquidation, junior to the Debentures.
     “Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (i) the Company may not issue Qualifying Securities without obtaining the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority, and the Company has used commercially reasonable efforts to obtain such consent or approval but such consent or approval has not been obtained;
     (ii) trading in securities generally or Common Stock or Preferred Stock on the principal exchange on which the Common Stock or Preferred Stock is then listed and traded (as of the date hereof, in the case of the Common Stock, the NYSE) has been suspended or the settlement of such trading generally has been materially disrupted;
     (iii) (a) (1) the United States has become engaged in hostilities, (2) there has been an escalation in hostilities involving the United States or (3) there has been a declaration of a national emergency or war by the United States or (b) there has occurred any material adverse change in (1) domestic or international economic, political or financial conditions (including from terrorist activities) or (2) the effect of international conditions on the financial markets in the United States that, in any of the circumstances described in clauses (a) or (b) of this clause, materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
     (iv) a material disruption has occurred or a banking moratorium has been declared in commercial banking or securities settlement or clearance services, and such disruption or moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
     (v) minimum or maximum prices have been fixed, or maximum ranges for prices of securities are required on the NYSE or by the SEC or another governmental authority which, in either case, materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
     (vi) an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the Company’s reasonable judgment, would have a material adverse effect on the Company’s business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, provided that no single suspension period contemplated by this clause (vi) shall exceed 90 consecutive days and multiple suspension periods contemplated by this subsection may not exceed an aggregate of 90 days in any 180-day period; or
     (vii) the Company reasonably believes that the offering document for the offer and the sale of its Qualifying Securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in clause (vi) above) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this clause (vii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (vii) shall not exceed an aggregate of 90 days in any 180-day period.
     “NYSE” mean the New York Stock Exchange, Inc.
     “Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.
     “Officer’s Certificate” means a written certificate containing the information specified in Section 12.05, signed in the name of the Company by any Officer, and delivered to the Trustee. The Officer executing the Officer’s Certificate pursuant to Section 4.03 shall be any of the principal executive officer, financial officer or accounting officer of the Company.

     “Opinion of Counsel” means a written opinion containing the information specified in Section 12.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.
     “Optional Deferral Period” has the meaning set forth in Section 2.09(i).
     “Parity Debt Securities” means debt securities that rank, upon liquidation, pari passu with the Debentures.
     “Parity Guarantees” means guarantees that rank, upon liquidation, pari passu with the Debentures.
     “Permitted Remedies” means, with respect to any Preferred Stock, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the Company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and
     (b) complete or partial prohibitions on the Company paying Distributions on or repurchasing Common Stock or other securities that rank, upon liquidation, pari passu with or junior to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.
     “Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Preferred Stock” means preferred stock of the Company.
     “Preferred Stock Issuance Cap” has the meaning set forth in Section 4.06(iii).
     “Principal Amount” of a Debenture means the Principal Amount as set forth on the face of the Debenture.
     “Qualifying Preferred Stock” means non-cumulative perpetual preferred stock issued by the Company that (a) ranks pari passu with or junior to all of the Company’s other preferred stock, and (b) either (i) is subject to a Qualifying Replacement Capital Covenant or (ii) is subject to an intent-based replacement disclosure and has a provision that prohibits us from paying any dividends thereon upon our failure to satisfy one or more financial tests set forth therein, and (c) as to which the certificate of designation or similar charter document and any Qualifying Replacement Capital Covenant that the Company may enter into provide for no remedies as a consequence of non-payment of dividends other than Permitted Remedies.
     “Qualifying Replacement Capital Covenant” means a replacement capital covenant, as identified by the Company’s Board of Directors acting in good faith and in its reasonable discretion, (i) of the type entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.
     “Qualifying Securities” means Common Stock, Qualifying Warrants and Qualifying Preferred Stock.
     “Qualifying Warrants” are net share settled warrants to purchase the Company’s Common Stock that have an exercise price greater than the Current Stock Market Price of the Company’s Common Stock as of their date of issuance, that the Company is not entitled to redeem for cash and that the holders of which are not entitled to require the Company to repurchase for cash in any circumstance.
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Reference Dividend Amount” has the meaning set forth in Section 10.05(vi).
     “Regular Quarterly Cash Dividend” shall mean any regular quarterly cash dividend paid in a single quarterly installment or any combination of cash dividends paid in any calendar quarter that are designated by the Company pursuant to a resolution of the Board of Directors as being portions of the Company’s regular quarterly cash dividend and that are paid in lieu of a single regular quarterly cash dividend (provided that, in the case of a regular quarterly cash dividend paid in portions, the aggregate amount of such portions is no greater than the regular quarterly cash dividend paid in the immediately preceding calendar quarter).
     “Replacement Capital Intention” means a public statement of intention by the Company, in filings made by the Company with the SEC, to the effect that the Company will only fund repurchases or other acquisitions of specified securities for cash, or make certain other cash payments in respect of such securities , out of the proceeds received by the Company or one of the Subsidiaries from the sale of replacement securities that are as or more equity-like than the specified securities, within the 180-day period prior to the purchase, acquisition or other payment.
     “Representative” means any trustee, agent or representative (if any) for the issuance of the Debentures.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Debenture required to bear the Legend.
     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.
     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Register” has the meaning set forth in Section 2.05.
     “Senior Indebtedness” means the principal of, premium, if any, and interest on:
     (a)           all indebtedness of the Company, whether outstanding on the date of the issuance of the Debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, indenture or similar instrument;
     (b)           all of the Company’s obligations under leases required or permitted to be capitalized under GAAP;
     (c)           all of the Company’s reimbursement obligations with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transactions;
     (d)           all of the Company’s conditional sales agreements or agreements or obligations to pay deferred purchase prices, other than in the ordinary course of business;
     (e)           all of the Company’s obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect against fluctuations in interest rates or foreign exchange rates;
     (f)            all obligations of the types referred to in clauses (a) through (e) above of another Person, the payment of which the Company is responsible or liable for as obligor, guarantor or otherwise; and
     (g)           amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.
Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness, or any extension or renewal of the Senior Indebtedness.  Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) trade accounts payable or indebtedness incurred for the purchase of goods, materials or property in the ordinary course of business, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (ii) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Debentures or (iii) obligations of the Company owed to its Subsidiaries.
     “Stated Maturity,” when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which an amount equal to the Principal Amount of such Debenture or such installment of interest is due and payable.
     “Stock Price” has the meaning set forth in Section 10.10(ii).
     “Subsidiary” means (i) a corporation, a majority of whose Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company, or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has at least a majority ownership interest. For the avoidance of doubt, as of the date of this Indenture, neither Sherman Financial Group LLC nor Credit-Based Asset Servicing and Securitization LLC are Subsidiaries of the Company as defined above.
     “Termination of Trading” has the meaning set forth in Section 10.11(vii).
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” in respect of the Common Stock or any other security means a day during which trading in securities generally occurs on the NYSE or, if the Company’s Common Stock is not then listed on the NYSE, on the principal other national or regional securities exchange on which the Company’s Common Stock is then listed or, if the Company’s Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Company’s Common Stock is then traded.
     “Trigger Event” has the meaning set forth in Section 10.05.
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Volume-Weighted Average Price” per share of the Company’s Common Stock on a Trading Day is the volume-weighted average price per share of the Company’s Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Company’s Board of

Directors to be the Fair Market Value of the Common Stock, which determination shall be conclusive) from 9:30 A.M. to 4:00 P.M., New York City time, on that Trading Day, as displayed by Bloomberg or such other comparable service determined in good faith by the Company that has replaced Bloomberg.
     “Voting Stock” means, with respect to any corporation, association, company or business trust, stock or other securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, company or business trust, provided that, for the purposes hereof, stock or other securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.
     SECTION 1.02. Other Definitions.

Defined in
Term	Section
“Act”	1.04
“Agent Members”	2.16(v)
“Conversion Agent”	2.05(i)
“Conversion Rate Cap”	10.04(iii)
“Defaulted Interest”	11.02
“Event of Default”	6.01
“Legal Holiday”	12.09
“Legend”	2.16(i)
“Paying Agent”	2.05(i)
“Protected Purchaser”	2.11(i)
“Rating Agency”	2.18(v)
“Reference Price”	10.04(ii)
“Registrar”	2.05(i)
“Tax Event”	2.18(iv)
“Treasury Dealer”	2.18(iii)
“Treasury Price”	2.18(iii)
“Treasury Rate”	2.18(iii)
“Treasury Security”	2.18(iii)
     SECTION 1.03. Rules of Construction. Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;
     (iii) “or” is not exclusive;
     (iv) “including” means including, without limitation; and

     (v) words in the singular include the plural, and words in the plural include the singular.
     SECTION 1.04. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (i) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof (or electronic delivery). Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (ii) The ownership of Debentures shall be proved by the register for the Debentures maintained by the Registrar.
     (iii) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.
     (iv) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debentures shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
TERMS OF THE DEBENTURES
     SECTION 2.01. Designation and Principal Amount. There is hereby authorized a series of Debentures designated the “9% Convertible Junior Subordinated Debentures due 2063,” in the initial aggregate principal amount of up to $390,000,000; provided that the Company may, without the consent of the Holders, issue additional Debentures under this Indenture in an unlimited aggregate principal amount, provided that no such additional debentures may be issued unless fungible with the Debentures for U.S. federal income tax purposes and such additional Debentures issued in this manner will constitute a single series with the previously outstanding Debentures.
     SECTION 2.02. Issue Date; Maturity. The Debentures shall mature on April 1, 2063 (the “Final Maturity Date”), except in the case of (i) prior conversion pursuant to Section 10.01 and Section 10.11 or (ii) the occurrence and continuation of an Event of Default as a result of which the Debentures are accelerated prior to maturity.
     SECTION 2.03. Form and Dating. The Debentures and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Debenture shall be dated the date of its authentication. The Debentures are being offered and sold by the Company in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
     (i) Restricted Global Securities. All of the Debentures are initially being offered and sold to qualified institutional buyers as defined in Rule 144A in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
     (ii) Global Securities in General. Each Global Security shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Debentures from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions. Except as provided in this Section 2.03 or Sections 2.10 or 2.16, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.
     Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Debentures represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.16 hereof and shall be made on the records of the Trustee and the Depositary, subject in each case to compliance with Applicable Procedures.
     (iii) Book-Entry Provisions. This Section 2.03(iii) shall apply only to Global Securities deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.03(iii), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:
     “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
     (iv) Certificated Securities. Debentures not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A attached hereto.
     SECTION 2.04. Execution and Authentication.
     (i) The Debentures shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Debentures may be manual or facsimile.

     (ii) Debentures bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Debentures the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Debentures or did not hold such office at the date of authentication of such Debentures.
     (iii) No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer of the Trustee, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.
     (iv) Subject to the terms of Section 12.04 and 12.05 hereof, the Trustee shall authenticate and deliver Debentures for original issue in an aggregate Principal Amount of up to $390 million (subject to Section 2.11 hereof) upon a Company Order without any further action by the Company.
     (v) The Debentures shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.
     (vi) The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
     SECTION 2.05. Registrar, Paying Agent and Conversion Agent.
     (i) The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange for other Debentures (“Registrar”), an office or agency where Debentures may be presented for purchase or payment (“Paying Agent”) and an office or agency where Debentures may be presented for conversion into Common Stock (“Conversion Agent”). The Registrar shall keep a register (each such register being sometimes referred to herein as the “Security Register”) of the Debentures and of their registration of transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.04. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.04.
     (ii) The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The

Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.
     (iii) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Debentures.
     SECTION 2.06. Paying Agent to Hold Money and Debentures in Trust. Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on or prior to each due date of payments in respect of any Debenture, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Debentures and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.
     SECTION 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     SECTION 2.08. Interest.
     (i) The Debentures will accrue interest from March 28, 2008 at a rate per annum of 9% (the “Debenture Interest Rate”) of the principal amount of $1,000 per Debenture, payable, subject to the provisions of Section 2.09, semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on October 1, 2008.
     (A) The amount of interest payable for any Interest Payment Period will be computed as follows:
     (x) for any full Interest Payment Period, on the basis of a 360-day year of twelve 30-day months;
     (y) for any period shorter than a full Interest Payment Period, on the basis of 30-day months; and

     (z) for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in that period.
     (B) In the event that any Interest Payment Date is not a Business Day, payment of the interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay.
     (ii) Interest will accrue and compound semi-annually at the Debenture Interest Rate from and including the date of initial issuance or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to but excluding the next succeeding Interest Payment Date on which the interest is actually paid, the Conversion Date or the Final Maturity Date, as the case may be.
     (iii) Interest not paid on any Interest Payment Date, including any interest deferred during any Optional Deferral Period, will accrue and compound semi-annually at the Debenture Interest Rate, to the extent permitted by applicable law. Subject to Section 2.08(i)(B), such interest shall accrue and compound to the date that it is actually paid.
     (iv) For so long as the Debentures are held in book-entry-only form, interest shall be paid on each Interest Payment Date to the Person in whose name a given Debenture is registered in the Security Register at 5:00 p.m., New York City time, on the last Business Day prior to the Interest Payment Date (each such date a “Regular Record Date”). In the event that the Debentures are no longer held in book-entry-only form or are not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least one Business Day before the relevant Interest Payment Date.
     SECTION 2.09. Optional Deferral of Interest.
     (i) Subject to Section 4.06, as long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time, to defer payments of interest on the Debentures by extending the Interest Payment Period on the Debentures for a period not exceeding 10 years, in the aggregate, following the Interest Payment Date on which interest was deferred (an “Optional Deferral Period”). During an Optional Deferral Period, deferred interest on the Debentures shall not be due and payable, but will continue to accrue and compound semi-annually to the extent permitted by applicable law at the Debenture Interest Rate.
     (ii) An Optional Deferral Period shall terminate on such date as all accrued and unpaid interest, together with Compounded Interest, if any, has been paid by the Company, provided that in no event shall an Optional Deferral Period extend beyond the date which is 10 years following the commencement of the Optional Deferral Period, or beyond the Final Maturity Date of the Debentures. Upon termination of an Optional Deferral Period, the Company may commence a new Optional Deferral Period, subject to the other conditions in this Section 2.09, there being no limit to the number of such new Optional Deferral Periods the Company may elect.

     (iii) During an Optional Deferral Period, the Company shall be subject to the covenants set forth in Section 4.05.
     (iv) The Company shall give written notice of its election to defer payments of interest on the Debentures for an Optional Deferral Period, which such notice shall be irrevocable, at least 15 and not more than 60 days prior to the first Interest Payment Date during such Optional Deferral Period as follows:
     (A) by first class mail, postage prepaid, addressed to the Holders of Debentures; or
     (B) as to any Global Security registered in the name of DTC or its nominee, by e-mail, fax, or any other manner as agreed to by the Company and the Holders of any such Global Security.
     A copy of any such notice to Holders of Debentures or Global Securities, if given by the Company, shall be mailed or delivered to the Trustee at the same time.
     (v) The Company shall give written notice to the Holders of Debentures, with a copy to the Trustee, of its election to terminate an Optional Deferral Period at least 15 days but not more than 60 days prior to the Interest Payment Date upon which the Optional Deferral Period shall terminate and all Deferred Interest shall be paid.
     (vi) By acquiring a Debenture or an interest therein, each Holder or beneficial owner of a Debenture, as the case may be, agrees that if there is an Event of Default pursuant to Section 6.01(i)(D) prior to the Final Maturity Date or conversion of the Debentures, any unpaid Deferred Interest, or Compounded Interest thereon, in excess of the amount of such interest that is equal to two years of accrued and unpaid interest (including Compounded Interest on the two earliest years of Deferred Interest) on the Debentures (the “Foregone Interest”) shall not be due and payable and no such Holder or beneficial owner will have any claim for, and thus any right to receive, such Foregone Interest; provided that such limitation shall not reduce the amounts holders of Senior Indebtedness would have been entitled to receive in the absence thereof. Subject to the foregoing, any Deferred Interest will in all events be due and payable upon the Final Maturity Date.
     (vii) At the termination of any Optional Deferral Period, the Company shall pay all Deferred Interest then accrued and unpaid, together with Compounded Interest, on the Interest Payment Date on which such Optional Deferral Period terminates. Unless otherwise terminated pursuant to Section 2.09(v), an Optional Deferral Period will be deemed to terminate upon any acceleration of the Final Maturity Date.
     (viii) In no event shall any Optional Deferral Period (i) exceed 10 consecutive years following the first Interest Payment Date on which any interest payment was deferred pursuant to Section 2.09, (ii) unless Deferred Interest is satisfied using the Alternative Payment Mechanism, end on a date other than an Interest Payment Date, or (iii) extend beyond the Final Maturity Date or the earlier acceleration of the Debentures pursuant to Section 6.02. For purposes of determining compliance with the foregoing limitation on any Optional Deferral Period, (x) only when all Deferred Interest has been paid shall any Optional Deferral Period end; and (y) after the commencement of an Optional Deferral Period, the period from the first Interest Payment Date for which interest is deferred pursuant to Section 2.09 and ending on the date on which all Deferred Interest, including Compounded Interest, is paid in full, shall be included for purposes of calculating the length of an Optional Deferral Period.
     SECTION 2.10. Transfer and Conversion. Subject to Section 2.16 hereof:
     (i) upon surrender for registration of transfer of any Debenture, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.05, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Debentures from the Holder requesting such registration of transfer or exchange.
     At the option of the Holder, Certificated Securities may be exchanged for other Debentures of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Debentures to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.
     (ii) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.16 and this Section 2.10(ii). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     (iii) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Debentures.
     (iv) Any Registrar appointed pursuant to Section 2.05 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Debentures upon registration of transfer or exchange of Debentures.
     (v) No Registrar shall be required to make registrations of transfer or exchange of Debentures during any periods designated in the text of the Debentures or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     SECTION 2.11. Replacement Debentures.
     (i) If (A) any mutilated Debenture is surrendered to the Trustee, or (B) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (a “Protected Purchaser”), the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.
     (ii) In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 10 hereof, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.
     (iii) Upon the issuance of any new Debentures under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     (iv) Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.
     (v) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.
     SECTION 2.12. Outstanding Debentures; Determinations of Holders’ Action.
     (i) Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.11 and delivered to it for cancellation and those described in this Section 2.12 as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate thereof holds the Debenture; provided, however, that in determining whether the Holders of the requisite Principal Amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).
     (ii) If a Debenture is replaced pursuant to Section 2.11, the replaced Debenture ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Debenture is held by a Protected Purchaser.
     (iii) If the Paying Agent holds, in accordance with this Indenture, on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Debentures payable on that date, then immediately after such Stated Maturity, such Debentures shall cease to be outstanding and interest on such Debentures shall cease to accrue whether or not the Debenture is delivered to the Paying Agent.
     (iv) If a Debenture is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Debenture shall cease to be outstanding and interest shall cease to accrue on such Debenture.
     SECTION 2.13. Temporary Debentures.
     (i) Pending the preparation of definitive Debentures, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.
     (ii) If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 2.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.
     SECTION 2.14. Cancellation. All Debentures surrendered for payment, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
     SECTION 2.15. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of the Debenture in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     SECTION 2.16. Legend; Additional Transfer and Exchange Requirements.
     (i) If Debentures are issued upon the transfer, exchange or replacement of Debentures subject to restrictions on transfer and bearing the legends set forth in Section 2.16(vi) (collectively, the “Legend”), or if a request is made to remove the Legend on a Debenture, the Debentures so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Debentures are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence if requested, the Trustee, upon Company Order, shall authenticate and deliver a Debenture that does not bear the Legend. If the Legend is removed from the face of a Debenture and the Debenture is subsequently held by an Affiliate of the Company, the Legend shall be reinstated. The Company will, as promptly as practicable after the date which is six months after the original issue date of any Debentures request that the Trustee authenticate and deliver Debentures that do not bear the Legend in exchange for any Debentures issued on such issue date that bear the Legend and shall provide to the Trustee a Company Order and an appropriate Opinion of Counsel.
     (ii) Subject to Section 2.16(iii)(A) and in compliance with Section 2.16(iv), every Debenture shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Debenture registered in a name other than that of the Holder, such Debenture must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Debenture, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Debenture not so accompanied by a properly completed certificate.
     (iii) Notwithstanding any other provisions of this Indenture or the Debentures, (i) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.10 and Section 2.16(iii)(A), (ii) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.10 and Section 2.16(iii)(B) below, and (iii) transfers of a Certificated Security shall comply with Section 2.10 and Section 2.16(iii)(C) and (D) below.

     (A) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (A) shall not prohibit any transfer of a Debenture that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Debenture to any Person shall be effective under this Indenture or the Debentures unless and until such Debenture has been registered in the name of such Person. Nothing in this Section 2.16(iii)(A) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.16(iii).
     (B) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Debentures represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Debentures represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.
     (C) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:
     (x) to register the transfer of such Certificated Securities; or
     (y) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (D) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Debentures represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Debentures represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee upon receipt of a Company Order shall authenticate a new Global Security in the appropriate Principal Amount.
     (iv) The restrictions imposed by the Legend upon the transferability of any Debenture shall cease and terminate when such Debenture has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, when the Debentures may be transferred under Rule 144 under the Securities Act without restriction. Any Debenture as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Debenture for exchange to the Registrar in accordance with the provisions of this Section 2.16 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Debenture has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Debenture, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.
     As used in Sections 2.16(ii) and (iv), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Debenture.
     (v) The provisions of clauses (A), (B), (C), (D) and (E) below shall apply only to Global Securities:
     (A) Notwithstanding any other provisions of this Indenture or the Debentures, except as provided in Section 2.16(iii)(B), a Global Security shall not be exchanged in whole or in part for a Debenture registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Debentures registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of

Default has occurred and is continuing with respect to the Debentures. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Debenture issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (B) Debentures issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Debenture issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (C) Subject to the provisions of clause (E) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Debentures.
     (D) In the event of the occurrence of any of the events specified in clause (A) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (E) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

     (vi) Until the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Debenture shall bear a legend in substantially the following form, unless such Common Stock has been issued upon conversion of Debentures that have been transferred pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MGIC INVESTMENT CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE COMMON STOCK EVIDENCED HEREBY (OR ANY PREDECESSOR OF THE COMMON STOCK EVIDENCED HEREBY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.

     (vii) Until the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision thereto), any certificate representing any Debenture shall bear a legend in substantially the following form, unless such Debenture has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
     THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS SIX MONTHS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     Any such Debenture as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Debenture for exchange in accordance with the procedures of the transfer agent, be exchanged for a new certificate or certificates for a like amount of Debentures, which shall not bear the restrictive legend required by this section.
     SECTION 2.17. CUSIP Numbers. The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     SECTION 2.18. Redemption
     (i) The Debentures:
     (A) are redeemable prior to April 6, 2013, in whole but not in part, at the Company’s option only within 90 days of the occurrence of a “tax event” or “rating agency event” (as defined below) at the redemption price set forth below;
     (B) are redeemable on and after April 6, 2013 at the Company’s option, in whole or in part from time to time, at a redemption price equal to 100% of the Principal Amount of the Debentures being redeemed plus any accrued and unpaid interest if the Closing Sale Price of the Company’s Common Stock exceeds 130% of the then prevailing Conversion Price of the Debentures for at least 20 or the 30 Trading Days preceding notice of the redemption (and on the last of the Trading Days); and
     (C) are not subject to any sinking fund or similar provisions.
     (ii) In the case of any redemption prior to April 6, 2013, the redemption price will be equal to the greater of (A) 100% of the principal amount of the debentures being redeemed and (B) the present value of a principal payment on April 6, 2063 and scheduled payments of interest that would have accrued from the redemption date to April 6, 2063 on the debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points, in each case plus accrued and unpaid interest to the redemption date.
     (iii) For the purposes of clause (ii)(B) above:
     (A) “Treasury Rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);
     (B) “Treasury Security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

     (C) “Treasury Price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and
     (D) “Treasury Dealer” means Banc of America Securities LLC (or its successors) or, if Banc of America Securities LLC (or its successors) refuse to act as treasury dealers for this purpose or cease to be primary U.S. Government securities dealers, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.
     (iv) “Tax Event” means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any:
     (A) amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Debentures;
     (B) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Debentures; or
     (C) threatened challenge asserted in connection with an audit of the Company or the Company’s Subsidiaries, or a threatened challenge asserted in writing against the Company, any of the Company’s Subsidiaries or any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures and which securities were rated investment grade at the time of issue of such securities;
     there is more than an insubstantial increase in the risk that interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     (v) “Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for the Company (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in:

     (A) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the Debentures; or
     (B) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the Debentures.
     (vi) Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.
     (vii) The Company may not redeem the Debentures in part if the Principal Amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding Debentures for all interest periods terminating on or before the redemption date.
     (viii) In the event of any redemption, neither the Company nor the Trustee will be required to:
     (A) issue, register the transfer of, or exchange, Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures and ending at the Close of Business on the day of mailing of notice of redemption; or
     (B) transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.
ARTICLE 3
SUBORDINATION
     SECTION 3.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Debenture agrees, that the payment of all obligations owing in respect of the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article Three, to the prior payment in full of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. All provisions of this Article 3 shall be subject to Section 3.11.
     SECTION 3.02. Liquidation, Dissolution, Bankruptcy. All existing and future Senior Indebtedness, which will include, without limitation, interest accruing after the commencement of any proceeding, assignment or marshalling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by the Company on account of the Debentures in the event of:

     (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property;
     (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;
     (iii) any assignment by the Company for the benefit of creditors generally; or
     (iv) any other marshalling of the Company’s assets,
provided that this section will not limit the rights of the Holders to convert their Debentures into Common Stock (but not cash, other than in respect of fractional shares).
     SECTION 3.03. Default on Senior Indebtedness of the Company. No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of principal or interest on the Debentures, or in respect of any payment, retirement, purchase or other acquisition of the Debentures, if
     (i) the Company defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or upon acceleration or otherwise; or
     (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on the Debentures cease) is given to the Company by the holders of Senior Indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist; provided, however, this section shall in no event limit the rights of Holders to convert their Debentures into Common Stock (but not cash, other than in respect of fractional shares).
     SECTION 3.04. When Distribution Must Be Paid Over. In the event that any payment or distribution of assets of the Company of any kind or character not permitted by this Article 3, whether in cash, property or securities, shall be received by the Trustee or the Holders of Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, at a time when a Responsible Officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, such payment or distribution shall be held in trust for the benefit of, and, upon written request, shall be paid over or delivered to, the holders of such Senior Indebtedness or their agents or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
     SECTION 3.05. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Debentures are paid in full, to the extent such payment includes amounts that would have been paid to Holders absent subordination, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness paid by virtue of such subordination. A distribution made under this Article 3 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.
     SECTION 3.06. Relative Rights. This Article 3 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:
     (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;
     (ii) prevent the Trustee or any Holder from exercising its available remedies during an Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or
     (iii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness.
     SECTION 3.07. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or by their failure to comply with this Indenture.
     SECTION 3.08. Rights of Trustee and Paying Agent. Notwithstanding Section 3.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Debentures and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to him that payments may not be made under this Article 3. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.
     The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 3 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in this Article 3 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 3 shall apply to claims of, or payments to, the Trustee under any Section of this Indenture.
     SECTION 3.09. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

     SECTION 3.10. Article 3 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Debentures by reason of any provision in this Article 3 shall not be construed as preventing the occurrence of an Event of Default. Nothing in this Article 3 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Debentures.
     SECTION 3.11. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from cash held in trust by the Trustee for the payment of principal of and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 3, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company, provided that the subordination provisions of this Article 3 were not violated at the time the applicable amounts were deposited in trust, as the case may be.
     SECTION 3.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 3, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 3.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 3. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 3, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 3, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     SECTION 3.13. Trustee to Effectuate Subordination. A Holder by its acceptance of a Debenture agrees to be bound by this Article 3 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 3 and appoints the Trustee as attorney-in-fact for any and all such purposes.
     SECTION 3.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 3 or otherwise.

     SECTION 3.15. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Holder by accepting a Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 3 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (c) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and (d) exercise or refrain from exercising any rights against the Company and any other Person.
ARTICLE 4
COVENANTS
     SECTION 4.01. Payment of Debentures. The Company shall promptly make all payments of principal of, premium, if any, and interest in respect of the Debentures on the dates and in the manner provided in the Debentures or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, on the date when due by the Company. Principal Amount and interest, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.
     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Debentures, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.
     SECTION 4.02. SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it is required to file the same with the SEC, after giving effect, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act, copies of the annual and quarterly reports and of the information, documents and other reports(or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act, provided, however, that the Company will not be required to deliver to the Trustee any materials for which it has sought and obtained confidential treatment from the SEC. Documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed with EDGAR. If the Company is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, it will file with the Trustee and, unless the SEC will not accept such a filing, the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such periodic reports and other documents which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2008) an Officer’s Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     SECTION 4.04. Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange for other Debentures, purchase or conversion for Common Stock and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Trustee’s office specified in Section 12.02 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     SECTION 4.05. Limitation on Payments. On any date on which accrued interest through the most recent interest payment date has not been paid in full, including during any Optional Deferral Period, and until such time as all accrued but unpaid interest, together with any

Compounded Interest thereon, is paid in full, the Company shall not (and shall not permit any Subsidiary to):
     (i) declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company, other than:
     (A) purchases of the Company’s capital stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;
     (B) purchases or repurchases of shares of the Company’s capital stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Optional Deferral Period, including under a contractually binding stock repurchase plan;
     (C) in connection with the reclassification of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of the Company’s capital stock, in each case where the resulting capital stock ranks, upon liquidation, equal to or junior to the capital stock so reclassified, exchanged or converted;
     (D) the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
     (E) dividends or distributions in the form of the Company’s capital stock or rights to acquire the Company’s capital stock, where the dividend stock or stock underlying the dividend rights is the same class as the stock on which the dividend is being paid or ranks, upon liquidation, equal to or junior to such stock;
     (F) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholders’ rights plan; or
     (G) the payment of any dividend during an Optional Deferral Period within 60 days after the date of declaration thereof, if at the date of declaration no Optional Deferral Period was in effect.
     (ii) make any payment of principal of, or interest or premium, if any, on, or pay, repurchase or redeem any Parity Debt Securities or Junior Debt Securities, other than (i) any payment, repurchase or redemption in respect of Parity Debt Securities made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand, (ii) any payments of principal or current or deferred interest on Parity Debt Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Debt Securities (provided that such payments are made in accordance with Section 4.06(ii), to the extent applicable), or (iii) the exchange or conversion of one class or series of

Parity Debt Securities or Junior Debt Securities for or into another class or series of the Company’s securities, in each case if the resulting securities rank, upon liquidation, pari passu with or junior to the securities so exchanged or converted; or
     (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary, if such guarantee ranks, upon liquidation, pari passu with or junior to the Debentures, other than any payment in respect of Parity Guarantees made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand.
     SECTION 4.06. Alternative Payment Mechanism.
     (i) If the Company defers interest on the Debentures, the Company shall be required, not later than (i) the Business Day immediately following the first Interest Payment Date during an Optional Deferral Period on which it elects to pay current interest or (ii) if earlier, the Business Day following the fifth anniversary of the commencement of an Optional Deferral Period, to use its commercially reasonable efforts to begin selling to persons that are not Affiliates of the Company Qualifying Securities (the “Alternative Payment Mechanism”).
     (ii) The Company shall be required pursuant to the Alternative Payment Mechanism, with respect to any subsequent Interest Payment Date during an Optional Deferral Period until the Deferred Interest has been paid in full, to use its commercially reasonable efforts to sell Qualifying Securities until it has raised an amount of Eligible Proceeds that, together with the net proceeds of any sales of Qualifying Securities within the 180 days preceding such Interest Payment Date, is sufficient to pay the Deferred Interest (including Compounded Interest) on such Interest Payment Date, provided that, if, due to a Market Disruption Event or otherwise, the Company is able to raise some, but not all, of the Eligible Proceeds from the sale of Qualifying Securities necessary to pay all Deferred Interest (including Compounded Interest) on any Interest Payment Date, the Company shall apply any such available net proceeds on such Interest Payment Date to pay accrued and unpaid installments of interest in chronological order, beginning with the optionally Deferred Interest relating to the earliest Interest Payment Date with respect to which interest has been deferred. The Company shall not pay Deferred Interest (including Compounded Interest) on the Debentures from any source other than the Eligible Proceeds from the sale of Qualifying Securities, except at the Final Maturity Date, at the tenth anniversary of the commencement of any Optional Deferral Period or upon the occurrence of an Event of Default. The Company must use commercially reasonable efforts to increase its authorized Preferred Stock or Common Stock, as the case may be, so that it has sufficient authorized Preferred Stock and Common Stock to fulfill its obligations in respect of the Alternative Payment Mechanism.
     (iii) The Company shall not be required to issue Common Stock or Qualifying Warrants prior to the fifth anniversary of the commencement of any Optional Deferral Period pursuant to the Alternative Payment Mechanism to the extent that the net proceeds of any issuance of Common Stock or Qualifying Warrants applied to pay such interest together with the net proceeds of all prior issuances of Common Stock and Qualifying Warrants during such Optional Deferral Period so applied, would exceed 2% of the product of the average of the

Current Stock Market Prices of the Company’s Common Stock on 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of the Company’s Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “2% Issuance Cap”). In addition, the Company may not issue Qualifying Preferred Stock if the net proceeds of any issuance of Qualifying Preferred Stock applied to pay interest, together with the net proceeds of all prior issuances of Qualifying Preferred Stock so applied, would exceed 25% of the aggregate Principal Amount of the Debentures (the “Preferred Stock Issuance Cap”).
     (iv) Once the Company reaches the 2% Issuance Cap for any Optional Deferral Period, the Company shall not be required to issue more Common Stock or Qualifying Warrants prior to the fifth anniversary of the commencement of such Optional Deferral Period even if the 2% Issuance Cap would have increased because of a subsequent increase in the Current Stock Market Price or in the number of outstanding shares of the Company’s Common Stock. The 2% Issuance Cap shall cease to apply following the fifth anniversary of the commencement of any Optional Deferral Period, at which point the Company must pay any Deferred Interest, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to the Preferred Stock Issuance Cap, the Maximum Share Cap and any Market Disruption Event. For the avoidance of doubt, if the 2% Issuance Cap has been reached during an Optional Deferral Period and the Company subsequently pays all deferred payments (including Compounded Interest thereon), the 2% Issuance Cap shall cease to apply, and shall only apply again once the Company starts a new Optional Deferral Period. The Preferred Stock Issuance Cap and the Maximum Share Cap shall each apply so long as the Debentures remain outstanding.
     (v) The Company shall not be required to issue Common Stock or Qualifying Warrants pursuant to the Alternative Payment Mechanism to the extent that the total number of shares of the Company’s Common Stock issued or underlying such Qualifying Warrants, together with all prior issuances of Common Stock and Qualifying Warrants, exceeds 10 million shares (subject, in the case of warrants, to customary anti-dilution adjustments) (the “Maximum Share Cap”). The Company shall use its commercially reasonable efforts to increase the Maximum Share Cap from time to time to a number of shares that would allow the Company to satisfy its obligations with respect to the Alternative Payment Mechanism. The Maximum Share Cap shall be adjusted proportionately for any change in the number of outstanding shares of the Company’s Common Stock by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, effective upon the effective date of any such transaction.
     (vi) If, due to a Market Disruption Event, the 2% Issuance Cap, Preferred Stock Issuance Cap, Maximum Share Cap or otherwise, the Company was able to raise some, but not all, Eligible Proceeds necessary to pay all Deferred Interest (including Compounded Interest thereon) on any Interest Payment Date, the Company shall apply any available Eligible Proceeds to pay accrued and unpaid installments of interest on the applicable Interest Payment Date in chronological order beginning with Deferred Interest relating to the earliest Interest Payment Date with respect to which interest has been deferred and each Holder shall be entitled to receive its pro rata share of any amounts received on the Debentures. If the Company has outstanding securities in addition to, and that rank, upon liquidation, pari passu with, the Debentures under which the Company is obligated to sell Qualifying Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the Deferred Interest and distributions shall be applied to the Debentures and such other securities on a pro rata basis in proportion to the total amounts that are due on the Debentures and such securities.
     (vii) The Company’s ability to issue Common Stock to satisfy its obligation to pay Deferred Interest will be subject to the same limitations as those limiting the Company’s ability to sell Qualifying Warrants, including the limitations on selling Qualifying Securities at a time when a Market Disruption Event exists or when the 2% Issuance Cap or the Maximum Share Cap is exceeded.
     (viii) The Company shall not be required to sell or use commercially reasonable efforts to sell Qualifying Securities in accordance with the Alternative Payment Mechanism during any semi-annual period preceding any Interest Payment Date to the extent it provides written certification to the Trustee (which the Trustee shall promptly forward upon receipt to each Holder of record of Debentures) no more than 30 and no less than 15 days in advance of such Interest Payment Date certifying that:
     (A) a Market Disruption Event was existing after the immediately preceding Interest Payment Date, and
     (B) either (i) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which that certification is provided or (ii) the Market Disruption Event continued for only part of such period, but the Company was unable after commercially reasonable efforts to raise sufficient Eligible Proceeds during the rest of such period to pay all accrued and unpaid interest.
     (ix) If the Company is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the Alternative Payment Mechanism shall not apply to any Optional Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination).
     (x) Neither the 2% Issuance Cap nor the Preferred Stock Cap shall relieve the Company of its obligation to issue the number of Qualifying Securities that the Company can issue without breach thereof and to apply the proceeds thereof in partial payment of Deferred Interest.
     (xi) If an Event of Default occurs and is continuing, (i) the Company will not be required to sell Qualifying Securities to make payments on Deferred Interest pursuant to the Alternative Payment Mechanism, and (ii) the Company may make payments on Deferred Interest using cash from any source.

     SECTION 4.07. Covenant Against Repurchases. If any Optional Deferral Period lasts longer than one year, the Company will not repurchase any Qualifying Securities sold pursuant to the Alternative Payment Mechanism or any securities that are, in respect of liquidation, pari passu with or junior to such securities (including, without limitation, the Company’s Common Stock), until the first anniversary of the date on which all Deferred Interest on the Debentures, and Compounded Interest thereon, has been paid, subject to the same exceptions as provided for in Section 4.05(i). Failure by the Company to adhere to this requirement will constitute a Covenant Breach but not an Event of Default. If the Company is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any Optional Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).
     SECTION 4.08. Responsibility of Trustee for Conversion Provisions. Except as expressly provided otherwise, all calculations under this Indenture shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Except as expressly provided otherwise, the Company will be responsible for making all calculations and determinations called for under this Indenture. The Company or its agent will make those calculations and determinations in good faith, and, absent manifest error, such calculations and determinations will be final and binding on the Holders and the Trustee and the Conversion Agent shall have no responsibility with respect thereto. The Company will provide a schedule of these calculations and determinations to the Trustee and the Conversion Agent, and the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of these calculations without independent verification thereof.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist that may require a supplemental indenture to be executed in accordance with this Indenture or any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, that may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article. The Trustee and the Conversion Agent shall be fully protected in relying upon the Officer’s Certificate furnished pursuant to this Indenture.

ARTICLE 5
SUCCESSOR PERSON
     SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer (other than by pledge) or lease all or substantially all its properties and assets to another person, unless:
     (i) either (1) the Company shall be the continuing person or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease all or substantially all the properties and assets of the Company (A) shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Debentures and this Indenture;
     (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
     (iii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     For purposes of the foregoing, the conveyance, transfer (other than by pledge) or lease of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the conveyance, transfer or lease of all or substantially all of the properties and assets of the Company.
     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter the Company shall be discharged from all obligations and covenants under this Indenture and the Debentures. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6
DEFAULTS AND REMEDIES
     SECTION 6.01. Events of Default.
     (i) An “Event of Default” with respect to the Debentures shall mean:
     (A) default in the payment of accrued interest in full on the Debentures on any Interest Payment Date (whether or not such Interest Payment Date commenced an Optional Deferral Period) and the Company’s failure on or before the conclusion of a ten-year period following such Interest Payment Date to pay interest (including Compounded Interest) then accrued in full;
     (B) default in the payment of the principal of the Debentures when due, whether on the Final Maturity Date, upon redemption, upon a declaration of acceleration or otherwise;
     (C) default in the Company’s obligation to satisfy its conversion obligation upon exercise of a Holder’s conversion right, which default continues for 15 days after performance is due;
     (D) (i) the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company to (I) the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to (II) the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian of the Company or of any substantial part of its properties, or (v) the making by the Company of an assignment for the benefit of creditors generally, or (vi) the admission by the Company in writing of their inability to pay its debts generally as they become due.
     (ii) Upon an Event of Default pursuant to Section 6.01 (i)(D) prior to the Final Maturity Date or conversion of the Debentures no Holder or beneficial owner of a Debenture, as the case may be, shall have any claim for, or right to receive, any Foregone Interest and any Foregone Interest shall not be due and payable.
     (iii) For the avoidance of doubt, the use of sources of funding other than the Alternative Payment Mechanism to fund payments of Deferred Interest following the date that is five years following the first Interest Payment Date as of which the Company commenced an Optional Deferral Period, shall not constitute an Event of Default, but a Covenant Breach.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(i)(D) in respect of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount through the date of declaration, and any accrued and unpaid interest through the date of such declaration, on all the Debentures to be immediately due and payable. Upon such a declaration, such Principal Amount, and such accrued and unpaid interest if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(i)(D) in respect of the Company occurs and is continuing, the Principal Amount plus accrued and unpaid interest if any, on all the Debentures shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.
     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount plus any accrued and unpaid interest if any, on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Debentures or does not produce any of the Debentures in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.11 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.
     SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.02, the Holders of not less than a majority in aggregate Principal Amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past Covenant Breach, default or Event of Default hereunder with respect to the Debentures and its consequences, except a default
     (i) in the payment of interest on, or the principal of, any of the Debentures or
     (ii) a default arising from the Company’s failure to convert any Debenture at the option of a Holder in accordance with the Indenture or any supplemental indenture or
     (iii) in respect of a provision of this Indenture that, under Article 9, cannot be modified or amended without the consent of each Holder of each Debenture affected by such modification or amendment.
     Upon any such waiver the Company, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Covenant Breach, default or Event of Default or impair any right consequent thereon. Whenever any Covenant Breach, default or Event of Default hereunder shall have been waived as permitted by this Section 6.04, said Covenant Breach, default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.
     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or could, in reasonable likelihood, impose personal liability upon the Trustee unless the Trustee is offered indemnity reasonably satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     SECTION 6.06. Limitation on Suits.
     (i) No Holder of a Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) (A) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, with a copy to the Company, or (B) the Trustee shall have previously given notice of such default to the Company, (ii) the Holders of not less than 25% in aggregate Principal Amount of the Debentures then outstanding, or a majority in aggregate Principal Amount of the Debentures then outstanding, in the case of a Covenant Breach, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding during such 90-day period, and (iv) during such 90-day period no direction inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in aggregate Principal Amount of the Debentures then outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture), it being understood and intended, and being expressly covenanted by the Holder of every Debenture with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders.
     (ii) If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     If a Covenant Breach with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. If a Covenant Breach with respect to the Debentures occurs and is continuing, and then only if the Trustee is directed by Holders of Debentures pursuant to and in accordance with Section 6.02 hereof and, if so requested by the Trustee, an indemnity reasonably satisfactory to it is granted by the Holders, the Trustee shall proceed to protect and enforce the rights of the Holders of the Debentures by such appropriate judicial proceedings as such Holders shall so direct to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount and interest in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures, and to convert the Debentures in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(i)(A) or (B) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due and owing with respect to the Debentures and the amounts provided for in Section 7.07.
     SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Debentures or any substantial part of the property of the Company or of such other obligor, the Trustee (irrespective of whether the Principal Amount and interest in respect of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of the Principal Amount or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.
     Any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Holders for amounts due and unpaid on the Debentures for the Principal Amount and interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Debentures; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Debentures at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount and interest in respect of Debentures, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE
     SECTION 7.01. Duties of Trustee.
     (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (ii) Except during the continuance of an Event of Default:
     (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
     (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
     This Section 7.01(ii) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (iii) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (A) this paragraph (iii) does not limit the effect of paragraph (ii) of this Section 7.01;
     (B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     Subparagraphs (iii)(A), (B) and (C) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
     (iv) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii), (iii) and (v) of this Section 7.01.

     (v) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (vi) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.
     SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to Section 7.01, subject also to its duties and responsibilities under the TIA:
     (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (ii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate;
     (iii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (iv) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;
     (v) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (vi) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (vii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

     (viii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, including, without limitation, any Company Request, Company Order or Officer’s Certificate, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof;
     (ix) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee received written notice of an event which is in fact such a default or Event of Default, and such notice references the Debentures and this Indenture, describes the event with specificity, and alleges that the occurrence of this event is a default or an Event of Default under this Indenture;
     (x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
     (xi) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (xii) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.
     SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company’s use or application of the proceeds from the Debentures, it shall not be responsible for any statement in the Indenture or the Debentures (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     SECTION 7.05. Notice of Defaults. If an Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Event of Default within 90 days after the Trustee gains knowledge of the Event of Default unless such Event of Default shall have been cured or waived before the giving of such notice. Except in the case of an Event of

Default described in Section 6.01(i)(A) or (B), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default in the manner described in Section 6.02.
     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 2008, the Trustee shall transmit to each Holder such reports as may be required under Section 313 of the TIA.
     SECTION 7.07. Compensation and Indemnity. The Company agrees:
     (i) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);
     (ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and external counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (iii) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) reasonably incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder in accordance herewith.
     To secure the Company’s payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount or interest, as the case may be, on particular Debentures.
     The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(i)(D), its expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.
     SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10 and the Company has knowledge thereof;
     (ii) the Trustee is adjudged bankrupt or insolvent;
     (iii) a receiver or public officer takes charge of the Trustee or its property; or
     (iv) the Trustee otherwise becomes incapable of acting hereunder.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of the Board of Directors, a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     The resignation or removal of a Trustee shall not diminish, impair or terminate its rights to indemnification pursuant to Section 7.07 as they relate to periods prior to such resignation or removal.
     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another person, the resulting, surviving or transferee person without any further act shall be the successor Trustee.
     SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee and shall have a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.10, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article 7.
ARTICLE 8
DISCHARGE OF INDENTURE
     SECTION 8.01. Discharge of Liability on Debentures. When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.11) for cancellation or (ii) all outstanding Debentures have become due and payable at maturity and the Company deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any Subsidiary or any Affiliate of either of them) or the Conversion Agent cash or, if expressly permitted by the terms of the Debentures and the Indenture, Common Stock (solely to satisfy the rights of Holders granted in Article 10) or governmental obligations sufficient to pay all amounts due and owing on all outstanding Debentures (other than Debentures replaced pursuant to Section 2.11), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate stating that the consideration being given is expressly permitted by the terms of the Debentures and that all conditions precedent to the discharge of the Indenture have been complied with by the Company and an Opinion of Counsel that such satisfaction and discharge does not violate the terms of this Indenture or the Debentures, and at the cost and expense of the Company. The Trustee shall be allowed to conclusively rely on such Officer’s Certificate and Opinion of Counsel.
     SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.
ARTICLE 9
AMENDMENTS
     SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Debentures without the consent of any Holder:
     (i) to evidence the succession of another person to the Company, or successive successions and the assumption by the successor person of the covenants, agreements and obligations of the Company hereunder and the Debentures;

     (ii) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures any property or assets which the Company may desire;
     (iii) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of all or any series of Debentures (and if such covenants are to be for the benefit of less than all series of Debentures stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of such Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
     (iv) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;
     (v) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;
     (vi) to make such other provisions in regard to matters or questions arising under this Indenture that shall not adversely affect the interests of any Holder in any material respect, provided that any amendment to conform the terms of the Debentures to the description contained in the Company’s Offering Memorandum, dated March 25, 2008, relating to the Debentures will not be deemed to adversely affect the interests of any Holder in any material respect;
     (vii) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.09;
     (viii) to surrender any right or power herein conferred upon the Company;
     (ix) to comply with the requirements of the SEC in order to maintain the qualification of this Indenture under the TIA;
     (x) to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable; provided, however, that such action pursuant to this clause (x) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a board resolution) and the Trustee, adversely affect the interests of any Holder of Debentures in any material respect;
     (xi) to the extent necessary to make provision for a Qualifying Replacement Capital Covenant;
     (xii) amend the definition of “Qualifying Preferred Stock” to provide that Qualifying Preferred Stock be subject to a Qualifying Replacement Capital Covenant and/or a Replacement Capital Intention;
     (xiii) eliminate the Company’s right to elect to pay cash pursuant to the Fundamental Change Option; or
     (xiv) provide for guarantees of the Debentures and to specify the rankings of the obligations of the guarantors under their respective guarantees.
     SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Debentures at the time outstanding, the Company and the Trustee may amend this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment to this Indenture or the Debentures may not:
     (i) change the Final Maturity Date;
     (ii) change the date of any interest payment due upon the Debentures;
     (iii) reduce the Principal Amount of, or the interest on, the Debentures;
     (iv) adversely affect in any material respect the rights of the Holders to convert the Debentures;
     (v) reduce the amount of or change the form of consideration due to Holders of the Debentures upon their conversion thereof;
     (vi) change the currency of payment of the Debentures to a currency other than U.S. dollars;
     (vii) impair the right to institute suit for the enforcement of any payment on the Debentures or adversely affect the right of payment, if any, at the option of the Holder; or
     (viii) reduce the percentage of Holders necessary to modify or amend the Indenture or to waive any past default.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail such notice or a defect in the notice shall not affect the validity of the amendment.
     SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

     SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder’s Debenture, even if notation of the consent, waiver or action is not made on the Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.
     SECTION 9.05. Notation on or Exchange of Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Debentures.
     SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
CONVERSION
     SECTION 10.01. Conversion at the Option of the Holder.
     (i) The Debentures shall be convertible into shares of Common Stock at any time prior to 5:00 P.M., New York City Time, on the Business Day immediately preceding the Final Maturity Date.
     (ii) The Company appoints the Trustee as the initial conversion agent. The Trustee may resign from its appointment as conversion agent at any time and the Company shall then appoint a new conversion agent in accordance with this Article 10.

     (iii) A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted his Debentures and received upon conversion thereof shares of Common Stock.
     (iv) A Holder may convert a portion of the Principal Amount of such Holder’s Debentures, if such portion is $1,000 or an integral multiple of $1,000.
     (v) To the extent that the Common Stock (or cash, pursuant to Section 10.04) received by a Holder of Debentures upon the conversion of the Debentures is subject to U.S. withholding tax and such Common Stock (or cash, pursuant to Section 10.04) is not sufficient to comply with the Company’s U.S. withholding obligations with respect to these amounts, the Company may, to the extent required by law, recoup or set-off such liability against any payments subsequently made with respect to such Common Stock, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such Common Stock.
     SECTION 10.02. Exercise of Conversion Right.
     (i) In order to exercise the conversion right with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York or, at the option of the Holder of such Debenture, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debenture duly endorsed for transfer, accompanied by the funds, if any, required by this Section 10.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for any shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by payment of transfer or similar taxes, if required pursuant to Section 10.07. In addition, if the conversion is being made pursuant to the exercise of the Fundamental Change Option, the conversion notice shall so state.
     (ii) In order to exercise the conversion right with respect to any interest in a Global Security, the beneficial owner must arrange for its broker, dealer or other DTC participant to complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 10.02 and any transfer taxes if required pursuant to Section 10.07.
     (iii) The date on which all requirements for conversion set forth herein are satisfied is herein referred to as the “Conversion Date.”
     (iv) The Company will deliver the Common Stock, and cash in lieu of fractional shares, if any, as promptly as practical after the Conversion Date, but in no event later than three Business Days thereafter.
     (v) The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. All anti-dilution adjustments to the

Conversion Rate and determinations as to entitlement to interest on the converted Debentures shall be carried out through that date in respect of the Debentures converted and upon that date the Holder will no longer be a Holder of such Debentures, subject to the rights of such Holder to receive any adjustment pursuant to Section 10.03.
     (vi) Upon receipt of written confirmation from the Company of the conversion of an interest in a Global Security, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Security as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures.
     (vii) In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of the Debenture so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Debenture.
     SECTION 10.03. Adjustment for Interest or Dividends.
     (i) If the Conversion Date applicable to the conversion of any Debenture falls after a Regular Record Date but prior to the corresponding Interest Payment Date, interest accrued and unpaid with respect to the Interest Payment Period for such Regular Record Date thereon shall be payable to the Holder of record on such Regular Record Date. However, any Debenture or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Regular Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Interest Payment Date, shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable by the Company on such Interest Payment Date on the Principal Amount being converted; provided that no such payment need be made
     (A) if a Holder converts its Debentures in connection with a redemption and the final date upon which Debentures may be converted to qualify for receipt of the related Additional Shares would, if it were the Conversion Date for any Debentures, fall after a Regular Record Date and on or prior to the corresponding Interest Payment Date,
     (B) if a Holder converts its Debentures in connection with a Make-Whole Fundamental Change and the final date upon which Debentures may be converted to qualify for receipt of the related Additional Shares would, if it were the Conversion Date for any Debentures, fall after a Regular Record Date and on or prior to the corresponding Interest Payment Date,
     (C) to the extent of any overdue or deferred interest, including any Compounded Interest, if any overdue or deferred interest exists at the time of conversion with respect to such Debenture, or
     (D) if Holder converts its Debentures following the last Regular Record Date prior to April 1, 2063.

     Except as otherwise provided in this Indenture, no payment or other adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares of Common Stock issued upon the conversion of such Debenture hereunder.
     (ii) Accrued interest, if any, to the Conversion Date not paid in cash is deemed to be paid in full with the shares of Common Stock delivered upon conversion, rather than cancelled, extinguished or forfeited.
     (iii) Notwithstanding Section 10.03(ii), Holders will receive additional shares of Common Stock (“Deferred Interest Additional Shares”), and cash in lieu of fractional shares, in lieu of Deferred Interest, if any, including any Compounded Interest thereon accrued and unpaid through, but not including, the Conversion Date (regardless of when such conversion occurs).
     (iv) The number of Deferred Interest Additional Shares delivered pursuant to Section 10.03(iii) shall be equal to the amount of Deferred Interest, if any, plus Compounded Interest thereon, to, but not including, the Conversion Date divided by 97% of the average of the daily Volume-Weighted Average Prices per share of the Company’s Common Stock for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Conversion Date.
     (v) If such Deferred Interest Additional Shares are required to be registered under the Securities Act in order to be freely tradeable in the hands of Holders, then the Company will use commercially reasonable efforts to register such Deferred Interest Additional Shares under the Securities Act so as to permit such shares to be freely sold by Holders. If the Company is unable to deliver freely tradeable shares to Holders, the Company will instead pay the amount of Deferred Interest in cash through funds raised using the Alternative Payment Mechanism.
     SECTION 10.04. Cash Payments.
     (i) No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.
     (ii) With respect to any conversion of the Debentures occurring after April 6, 2013, the Company may, at its option, make a cash payment to converting Holders equal to the “Reference Price” for some or all of the shares issuable upon conversion of the Debentures. If the conversion is in respect of a Fundamental Change and the holders of shares of Common Stock receive only cash in the Fundamental Change, the “Reference Price” will be the cash amount paid per share of Common Stock in the Fundamental Change. Otherwise, the “Reference Price” will be the average of the Closing Sale Price per share of Common Stock on the 20 Trading Days immediately preceding the Conversion Date.

     (iii) Notwithstanding anything to the contrary herein, until the Company shall have obtained any necessary stockholder approval as required under the listing rules of the NYSE, the shares of Common Stock issuable upon conversion of the Debentures will in no event exceed 19.99% of the number of shares of the Company’s Common Stock outstanding immediately before the initial issuance of the Debentures (the “Conversion Rate Cap”) and, if an event occurs that would otherwise result in the issuance upon conversion of the Debentures of shares of the Company’s Common Stock in excess of the Conversion Rate Cap, and the Company has not previously obtained such stockholder approval, the Company shall either obtain stockholder approval of any shares of Common Stock issuable upon conversion of the Debentures or, with respect only to those shares that would exceed the Conversion Rate Cap, deliver cash in lieu of any shares of Common Stock otherwise deliverable upon Conversion in excess of such limitation. The cash so payable per share of Common Stock will be equal to the Reference Price. If the Company receives approval of its stockholders to issue shares of Common Stock upon conversion of the Debentures to the maximum extent provided herein and in the Debentures, there will be no Conversion Rate Cap and the Company will not be permitted to deliver cash in lieu of issuing shares of its Common Stock upon conversion of debentures under this provision.
     SECTION 10.05. Conversion Rate.
     (i) The Conversion Rate (the “Conversion Rate”) for the Debentures is 74.0741 shares of Common Stock per each $1,000 Principal Amount of the Debentures, subject to adjustment as provided in this Section 10.05.
     (ii) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of its outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,
     (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and
     (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this clause (ii) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (iii) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring within 60 calendar days after the date fixed for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Company’s Common Stock on the five consecutive Trading Days immediately preceding the date of the first public announcement of such issuance of rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction,
     (A) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and
     (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at Current Market Price for the five consecutive Trading Days immediately preceding the first public announcement of the issuance of such rights or warrants.
     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants; provided that no adjustment to the Conversion Rate shall be made if the Holder shall otherwise participate in such distribution without conversion as a result of holding the Debentures. To the extent that shares of Common Stock are not delivered in respect of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.
     If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, if any, the Conversion Rate will be adjusted as provided in Section 10.05(v).
     (iv) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such subdivision or combination by a fraction,
     (A) the numerator of which shall be the number of shares of Common Stock outstanding after, and solely as a result of, such subdivision or combination, and
     (B) the denominator of which shall be the number of shares of Common Stock outstanding prior to such subdivision or combination, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (v) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any class of capital stock of the Company, assets (including shares of any Subsidiary or business unit of the Company), debt securities or rights to purchase the Company’s securities (excluding any rights described in clause (iii) above and any cash dividends or other cash distributions), then, in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,
     (A) the numerator of which shall be the Current Market Price of the Company’s Common Stock on such Record Date; and
     (B) the denominator of which shall be the Current Market Price of the Company’s Common Stock on such Record Date less the Fair Market Value (as determined by the Company’s Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the distribution applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price of one share of Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of assets such Holder would have received had such Holder converted each Debenture prior to the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.05(v) by reference to the actual or when-issued trading market for any securities, it must, in doing so, consider the prices in such market over the same period used in computing the Current Market Price of one share of Common Stock on the applicable Record Date.
     Notwithstanding the foregoing, if the dividend or distribution requiring an adjustment pursuant to this clause (v) consists of capital stock of any class or series, or similar equity interests, of a Subsidiary or other business unit of the Company, then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

     (a) the numerator of which shall be (x) the average of the Closing Sale Prices of the Company’s Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which the Company’s Common Stock is then listed or quoted, plus (y) the market value distributed per share of the Company’s Common Stock based upon the average of the Closing Sale Prices of the security distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which such security is then listed or quoted and
     (b) the denominator of which shall be the average of the Closing Sale Prices of the Company’s Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which Company’s Common Stock is then listed or quoted.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05(v) (and no adjustment to the Conversion Rate under this Section 10.05(v) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(v). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05(v) was made, (1) in the case of any such rights or warrants that shall have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 10.05(v) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of the Debentures upon conversion by such Holders of Debentures to Common Stock, unless such rights or warrants have become separated from the Common Stock in accordance with the provisions of the relevant agreement such that the Holders would not thereafter be entitled to receive such rights or warrants in respect of Common Stock issuable upon conversion of the Debentures. In such circumstances an adjustment to the Conversion Rate shall be made with respect to Debentures then outstanding pursuant to Section 10.05(v) (to the extent required thereby) upon the separation of the rights or warrants from the Common Stock.
     For purposes of this Section 10.05(v) and Sections 10.05(ii) and (iii), any dividend or distribution to which this Section 10.05(v) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.05(v) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.05(ii) and (iii) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of shareholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 10.05(ii) and (iii) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.05(ii).
     (vi) In case the Company shall distribute cash dividends or other cash distributions (excluding (i) any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.05(vii) hereof, (ii) Regular Quarterly Cash Dividends, to the extent the aggregate amount of such Regular Quarterly Cash Dividends in any quarterly period does not exceed $0.025 per share of Common Stock (the “Reference Dividend Amount”) and (iii) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:
     CR1 = CR0 x MP0 / (MP0 - C)
where
     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;
     CR1 = the new Conversion Rate immediately on and after the Ex-Dividend Date for such distribution;

     MP0 = Current Market Price per share of the Company’s Common Stock on the Ex-Dividend Date for the distribution; and
     C = the amount in cash per share that the Company distributes to holders of the Common Stock that exceeds the Reference Dividend Amount (“Excess Amount”);
     The Reference Dividend Amount shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustments shall be made to the Reference Dividend Amount for any adjustment made to the Conversion Rate pursuant to this Section 10.05(vi).
     Notwithstanding anything to the contrary in this Section 10.05(vi), if an adjustment to the Conversion Rate is required to be made as a result of a cash dividend or other cash distribution that is not a Regular Quarterly Cash Dividend either in whole or in part, the Reference Dividend Amount shall be deemed to be zero for purposes of determining the adjustment to the Conversion Rate as a result of such distribution.
     The Conversion Rate shall not be adjusted pursuant to this Section 10.05(vi) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than the par value of the Common Stock. If an adjustment under this Section 10.05(vi) would otherwise cause the Conversion Price to be less than the par value of the Common Stock, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to the par value of the Common Stock.
     In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(vi). An adjustment to the Conversion Rate pursuant to this Section 10.05(vi) shall become effective immediately prior to the open of business on the Ex-Dividend Date for the distribution. To the extent a Regular Quarterly Cash Dividend is paid in multiple portions and the total of such portions exceeds the Reference Dividend Amount, then the Conversion Rate shall first be adjusted under this Section 10.05(vi) as a result thereof in respect of the first portion as a result of which such Regular Quarterly Cash Dividend exceeds the Reference Dividend Amount (with the Excess Amount for purposes of such adjustment being the amount by which such portion, when aggregated with all previously paid portions in respect of such Regular Quarterly Cash Dividend, if any, exceeds the Reference Dividend Amount), and the Conversion Rate shall be further adjusted under this Section 10.05(vi) in respect of each subsequent payment, if any, constituting a portion of such Regular Quarterly Cash Dividend (with the amount of each such subsequent portion being treated as the Excess Amount for purposes of determining the adjustment in respect of such portion). Each such adjustment shall become effective immediately prior to the open of business on the Ex-Dividend Date in respect of the payment resulting in such adjustment.
     (vii) In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Debentures are outstanding, distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock of the Company, where the sum (such sum, the “aggregate amount” for purposes of this Section 10.05(vii)) of the amount of such cash distributed and the Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration date of the tender offer or exchange offer (the last date on which shares of Common Stock can be tendered or exchanged), of such other consideration distributed, each per share of Common Stock purchased or exchanged, pursuant to such tender offer or exchange offer as of the expiration date of the tender offer or exchange offer (such purchased or exchanged shares of Common Stock, the “purchased shares” for purposes of this Section 10.05(vii)) exceeds the Closing Sale Price per share of the Company’s Common Stock on the Trading Day immediately following the expiration date of such tender offer or exchange offer, then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the expiration date of such tender offer or exchange offer by a fraction,
          (i) the numerator of which is equal to the sum of (A) the aggregate amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the expiration date of the tender offer or exchange offer, less (2) the purchased shares and (II) the Closing Sale Price per share of the Company’s Common Stock on the first Trading Day immediately following the expiration date of the tender offer or exchange offer; and
          (ii) the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the expiration date of the tender offer or exchange offer (including all purchased shares) and (B) the Closing Sale Price per share of the Company’s Common Stock on the first Trading Day immediately following the expiration date of the tender offer or exchange offer.
     An adjustment, if any, to the Conversion Rate pursuant to this Section 10.05(vii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the expiration date of the tender offer or exchange offer. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10.05(vii) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(vii).
     (viii) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05(ii)-(vii) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures, with a copy to the Trustee, a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.
     (ix) Until April 1, 2063, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.05(ix) are not required to be made shall be carried forward and the Company shall make such carry-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) at the end of each fiscal year, beginning with the fiscal year ending December 31, 2008, and (ii) upon a Fundamental Change, or upon a Make-Whole Fundamental Change. All calculations under this Section 10.05 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.
     (x) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at its last address appearing on the security register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (xi) In any case in which this Section 10.05 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 10.05(ii), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 10.05(iii), or (4) the expiration time for any tender or exchange offer pursuant to Section 10.05(vii), (each, an “adjustment determination date” for purposes of this Section 10.05(xi)), the Company may elect to defer until the occurrence of the applicable “adjustment event” (as hereinafter defined) (x) issuing to the Holder of any Debenture converted after such adjustment determination date and before the occurrence of such adjustment event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such adjustment event over and above the cash and, if applicable, Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional shares. For purposes of this Section 10.05(xi), the term “adjustment event” shall mean:
     (A) in any case referred to in clause (1) hereof, the occurrence of such event,

     (B) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (C) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (D) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (xii) For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (xiii) No adjustment to the Conversion Rate shall be made pursuant to this Section 10.05 if the Holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.05.
     SECTION 10.06. Effect of Reclassification, Consolidation, Merger or Sale.
     (i) In the event of:
     (A) any reclassification of the outstanding shares of Common Stock,
     (B) any consolidation, merger, binding share exchange or combination of the Company with another Person, or
     (C) any sale or conveyance to another Person of all or substantially all of the properties and assets of the Company (or all or substantially all of the assets of the Company and the Subsidiaries on a consolidated basis) as a result of which holders of Common Stock shall be entitled to receive capital stock, other securities or other property, assets or cash with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that, after the effective date of the reclassification, consolidation, merger, binding share exchange, combination, sale or conveyance the Holder of each Debenture then outstanding shall have the right to convert such Debenture into Exchange Property. Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10.05. For the purpose of this Section 10.06, “Exchange Property” means the kind and amount of shares of capital stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate (plus Additional Shares, to the extent that the holder is entitled to Additional Shares in accordance with Section 10.10 upon conversion) then in effect. Notwithstanding the foregoing, to the extent holders of the Company’s Common Stock are permitted to elect the form of consideration to be received in such transaction, the Exchange Property will be deemed for all purposes under this Section 10.06 to be the weighted average of the types and amounts of consideration received by holders of Common Stock that affirmatively make an election or, if a majority of holders that affirmatively make an election choose a single option, the types and amounts received by those majority electing holders.
     (ii) The Company shall cause notice of the execution of the supplemental indenture referred to in Section 10.06(i) to be mailed to each holder of Debentures, at its address appearing on the Security Register within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (iii) The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, sales and conveyances.
     (iv) If this Section 10.06 applies to any event or occurrence, Section 10.05 shall not apply.
     SECTION 10.07. Taxes on Shares Issued. Certificates representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by a Holder have been paid in full by the Holder. The Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     SECTION 10.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures (including any Additional Shares and Deferred Interest Additional Shares) as required by this Indenture from time to time as such Debentures are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable, if any, upon conversion of the Debentures, the Company will take all corporate action which is, in the opinion of its counsel, necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures (including any Additional Shares and Deferred Interest Additional Shares) will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
     SECTION 10.09. Conversion-Related Notices by the Company.
     (i) In case:
     (A) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.05;
     (B) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;
     (C) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer (other than by pledge) of all or substantially all of the assets of the Company; or
     (D) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at its address appearing on the Security Register, as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of

Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, rights or warrants, reclassification, reorganization, dissolution, liquidation or winding up.
     (ii) The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces any Change in Control transaction but, to the extent practicable, in no event less than 25 Trading Days prior to the anticipated effective date of such transaction.
     SECTION 10.10. Make-Whole Fundamental Change.
     (i) If a Make-Whole Fundamental Change occurs, the Effective Date of which is on or prior to April 1, 2063, and a Holder elects to convert Debentures in connection with such Make-Whole Fundamental Change, the Company shall increase the applicable Conversion Rate for the Debentures surrendered for conversion by a number of additional shares of the Company’s Common Stock (the “Additional Shares”) determined as set forth in clause (v) below. A conversion of Debentures shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the notice of conversion of the Debentures is received by the conversion agent from and including the Effective Date of the Make-Whole Fundamental Change transaction up to and including the date that is 35 days after such date, unless such transaction is also a Fundamental Change, the Holder specifies in the notice of conversion that such conversion is being made pursuant to the exercise of the Fundamental Change Option and the conversion takes place during the Fundamental Change Option Period.
     (ii) The number of Additional Shares will be determined by reference to the table in clause (v) below and is based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the price paid per share of the Company’s Common Stock in the Make-Whole Fundamental Change transaction (the “Stock Price”). If the Make-Whole Fundamental Change is an Asset Sale Make-Whole Fundamental Change and the consideration paid for such property and assets consists solely of cash, the Stock Price shall be the cash amount paid for such property and assets, expressed as an amount per share of the Company’s Common Stock outstanding on the Effective Date. If the Make-Whole Fundamental Change is a Common Stock Change Make-Whole Fundamental Change and holders of the Company’s Common Stock receive only cash in the Make-Whole Fundamental Change transaction, the Stock Price will equal the cash amount paid per share. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock over the five-Trading Day period ending on the Trading Day immediately preceding the Effective Date.
     (iii) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted pursuant to Section 10.05 (but not for any increase to the Conversion Rate for a Make-Whole Fundamental Change pursuant to this Section 10.10). The adjusted Stock Prices shall equal the prices per share applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.

     (iv) The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate of the Debentures is adjusted pursuant to Section 10.05(v).
     (v) The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Debentures:
Number of Additional Shares (Per $1,000 Principal Amount of Debentures)

	Stock Price
Effective Date	$11.25	$12.00	$13.50	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$80.00	$100.00

March 25, 2008	14.81	13.78	11.98	10.62	7.59	5.80	4.61	3.16	2.30	1.74	1.06	0.68
April 1, 2009	14.81	12.70	10.95	9.70	6.90	5.29	4.22	2.91	2.14	1.62	1.00	0.64
April 1, 2010	14.81	11.91	10.35	9.01	6.40	4.90	3.94	2.73	2.01	1.54	0.96	0.62
April 1, 2011	14.81	10.32	8.80	7.38	5.07	3.85	3.10	2.17	1.63	1.26	0.81	0.54
April 1, 2012	14.81	9.05	7.31	5.45	3.24	2.28	1.86	1.32	1.00	0.79	0.52	0.36
April 1, 2013	14.81	7.60	5.26	2.88	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2018	14.81	6.24	3.93	2.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2023	14.81	6.30	3.88	2.40	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2028	14.81	6.13	3.73	2.27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2033	14.81	5.97	3.58	2.13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2038	14.81	5.80	3.43	2.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2043	14.81	5.63	3.28	1.87	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2048	14.81	5.47	3.13	1.73	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2053	14.81	5.30	2.99	1.60	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2058	14.81	5.13	2.84	1.47	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 1, 2063	14.81	4.97	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
     (vi) If the exact Stock Price and Effective Date are not set forth on the table above, then:
     (A) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year.
     (B) If the Stock Price is more than $100.00, subject to adjustment, the number of Additional Shares will be zero.
     (C) If the Stock Price is less than $11.25, subject to adjustment, the number of Additional Shares will be zero.
     (vii) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Debenture (after giving effect to any Additional Shares issuable pursuant to this Section 10.10) exceed 14.81 per $1,000 principal amount of

Debentures, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted pursuant to Section 10.05.
     (viii) Within thirty (30) days before any anticipated Effective Date (such date of notice, the “Make-Whole Fundamental Change Notice Date”) of a Make-Whole Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. In addition, no later than the third Business Day after the Effective Date of the Make-Whole Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the effectiveness of the Make-Whole Fundamental Change.
     SECTION 10.11. Alternative Conversion Right Upon a Fundamental Change.
     (i) Upon the occurrence of a Fundamental Change, if the Current Market Price of the Common Stock as of the Effective Date of any Fundamental Change multiplied by the Conversion Rate then in effect is less than $1,000, each Holder shall have the option (the “Fundamental Change Option”) to convert all or a portion of such Holder’s outstanding Debentures into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Rate equal to the lesser of (x) $1,000 divided by such Current Market Price as of the Effective Date and (y) 250.0000 shares of Common Stock. The Fundamental Change Option shall be exercisable at any time during the 35-day period following the effective date of the Fundamental Change (the “Fundamental Change Option Period”).
     (ii) In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Fundamental Change, the Company may, at its option, make a cash payment equal to the Current Market Price as of such Effective Date for each share of such Common Stock otherwise issuable.
     (iii) Within thirty (30) before any anticipated Effective Date (such date of notice, the “Fundamental Change Notice Date”) of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Registrar, notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated Effective Date of such proposed Fundamental Change. In addition, no later than the third Business Day after the Effective Date of the Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Debentures at their addresses shown in the Registrar notice of, and the Company will publicly announce, through a reputable national newswire service, and publish on the Company’s website, the effectiveness of the Fundamental Change.
     (iv) If a transaction constituting a Fundamental Change also constitutes a Make-Whole Fundamental Change and a Holder elects to convert its Debentures pursuant to the Fundamental Change Option, such Holder shall not be entitled to receive any Additional Shares.

     (v) Holders electing to convert Debentures pursuant to the Fundamental Change Option must specify in the notice of conversion that the conversion is an exercise of the Fundamental Change Option.
     (vi) If the conversion pursuant to the exercise of the Fundamental Change Option occurs at a time when there is outstanding any accrued and unpaid Deferred Interest in respect of prior interest periods, a converting Holder shall also be entitled to receive upon conversion Deferred Interest Additional Shares (or, if applicable, a cash payment in lieu thereof) as determined pursuant to Section 10.03 hereof.
     (vii) As used herein and in the Debentures, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”
     (A) A “Change in Control” shall be deemed to have occurred at such time as:
     (v) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or
     (w) there occurs a sale, transfer, lease, conveyance or other disposition (other than a pledge), which for the purpose of this Section 10.11(vii)(A)(w) shall not mean a merger or consolidation discussed in Section 10.11(vii)(A)(x), of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (such an event, an “Asset Sale Control Change”); or
     (x) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, unless either:
     (1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing Person’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing Person in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or
     (2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and, if applicable, any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Debentures, upon conversion, will be convertible solely into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (B), a “Listed Stock Business Combination”); or
     (y) the following persons cease for any reason to constitute a majority of the Company’s Board:
     (1) individuals who on the Issue Date constituted the Company’s Board; and
     (2) any new directors whose election to the Company’s Board or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or
     (z) the Company is liquidated or dissolved or the holders of the Company’s capital stock approve any plan or proposal for the liquidation or dissolution of the Company.
     (B) A “Termination of Trading” shall be deemed to occur if the Common Stock of the Company (or other common stock into which the Debentures are then convertible) is no longer listed for trading on a U.S. national securities exchange.
     SECTION 10.12. Rights Distributions. Upon conversion of any Debenture or a portion thereof, the Company shall make provision such that the Holder thereof shall receive, in addition to, and concurrently with the delivery of Common Stock, the rights described in any future shareholders’ rights plan(s) of the Company adopted by the Company; provided, however, that no such provision need be made if the rights have been separated from the Common Stock prior to the time of such conversion, but the provisions of Section 10.05(v) shall apply.
ARTICLE 11
PAYMENT OF INTEREST
     SECTION 11.01. Interest Payments. Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Debenture is registered at the Close of Business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in cash on any Debenture shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received by check mailed to the payee at its address set forth on the Registrar’s books. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
     SECTION 11.02. Defaulted Interest. Except as otherwise specified with respect to the Debentures, any interest on any Debenture that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Debentures), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below. All such Defaulted Interest shall be payable on the next Interest Payment Date.
     (i) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Debentures are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears on the list of Holders maintained pursuant to Section 2.07 not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Debentures are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (2).
     (ii) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     SECTION 11.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.
ARTICLE 12
MISCELLANEOUS
     SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     SECTION 12.02. Notices; Address of Agency.
     (i) Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
if to the Company:
MGIC Investment Corporation
Attention: Treasurer
                  General Counsel
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, WI  53202
Fax: (414) 347-6959
        (414) 347-2655
with a copy to:
Foley & Lardner LLP
Attention:   Benjamin F. Garmer, III
                    Patrick G. Quick777
East Wisconsin Avenue
Milwaukee, WI 53202
Fax: (414) 297-5670
if to the Trustee:
U.S. Bank National Association
Attention:  Steven F. Posto
1555 North RiverCenter Drive  Suite 301
Milwaukee, WI  53212
Phone:  (414) 905-5635
Fax:  (414) 905-5049

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
     (ii) Any request, demand, authorization, notice, waiver, consent or communication to be provided in connection with Section 10.02 shall be in writing and delivered in person or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers or via e-mail to the account or accounts specified by the Company by written notice to the Trustee:
if to the Company:

MGIC Investment Corporation
Attention: Treasurer
                  General Counsel
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, WI  53202
Fax: (414) 347-6959
        (414) 347-2655
with a copy to:
Foley & Lardner LLP
Attention:   Benjamin F. Garmer, III
                    Patrick G. Quick777
East Wisconsin Avenue
Milwaukee, WI 53202
Fax: (414) 297-5670
if to the Trustee:
U.S. Bank National Association
Attention:  Specialized Finance
60 Livingston Avenue
St. Paul, MN  55107
Phone:  (651) 495-3520
Fax:  (651) 495-8158

     Any notice party set forth in this Section 12.02(b) by notice given to the others in the manner provided above may designate additional or different addresses for subsequent notices or communications, including e-mail addresses.
     SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
     SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     SECTION 12.05. Statements Required in Certificate or Opinion. Unless the Trustee agrees, in its sole discretion, to accept a different form or format, each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (i) a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;
     (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     SECTION 12.06. Separability Clause. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     SECTION 12.08. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Debentures, interest shall not accrue for the intervening period.
     SECTION 12.09. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.
     SECTION 12.10. [Intentionally Left Blank]
     SECTION 12.11. Limitation on Claim for Deferred Interest. Each Holder of a Debenture, by such Holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding with respect to the Company, whether voluntary or not, such Holder shall not have a claim for, and no right to receive, deferred and unpaid interest (including Compounded Interest thereon) that has not been settled through the application of the Alternative Payment Mechanism, to the extent that the aggregate amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Issuance Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Stock and unconverted mandatorily convertible Preferred Stock that we have applied to pay Deferred Interest pursuant to the Alternative Payment Mechanism; provided that each Holder is deemed to agree that to the extent the claim for Deferred Interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess will not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Stock.
     SECTION 12.12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.
     SECTION 12.13. Successors. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 12.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

MGIC INVESTMENT CORPORATION
By:	/s/ J. Michael Lauer
	Name:	J. Michael Lauer
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as trustee
By:	/s/ Steven F. Posto
	Name:	Steven F. Posto
	Title:	Assistant Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.1
THE DEBENTURES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.2
BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE PRIOR TO THE DATE WHICH IS SIX MONTHS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE

A-1

(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS DEBENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.3

[1] This paragraph should be included if the Debenture is a Global Security.

[2] This paragraph should be included only if the Debenture is a Restricted Security.

[3] This paragraph should be included only if the Debenture is a Restricted Security.

A-2

9% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES DUE 2063
CUSIP 552848 AB 9
No. R-1
$
MGIC INVESTMENT CORPORATION
     This Debenture is one of a duly authorized series of Securities of MGIC INVESTMENT CORPORATION (the “Debentures”), all issued under and pursuant to an indenture (the “Indenture”) dated as of March 28, 2008, duly executed and delivered by MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the “Company,” which term includes any successor person under the Indenture, as hereinafter referred to), and U.S. Bank National Association (the “Trustee”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.
     The Company, for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [___] U.S. Dollars ($) on the Maturity Date of the Debentures, subject to earlier conversion by the Holders thereof pursuant to Section 10.01 of the Indenture.
     Subject to Section 2.08 and Section 2.09 of the Indenture, Interest Payment Dates shall be April 1 and October 1, commencing on October 1, 2008.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth here.

1

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

MGIC INVESTMENT CORPORATION
By:
	Name:	J. Michael Lauer
	Title:	Executive Vice President and Chief Financial Officer

This is one of the Debentures referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory

Dated March 28, 2008

2

[Form of Reverse of Debenture]
9% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES DUE 2063
     To the extent permitted by applicable law, to the extent that any rights or other provisions of this Debenture differ from or are inconsistent with those contained in the Indenture, then the Indenture shall control. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.
     1. Interest. MGIC Investment Corporation., a Wisconsin corporation (including any successor person under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Debenture at the Debenture Interest Rate (as defined below) from March 28, 2008 to the Maturity Date or such earlier date as this Debenture is converted in accordance with Section 10.01 and Section 10.11 of the Indenture.
     Subject to Section 2.08 and Section 2.09 of the Indenture, this Debenture will accrue interest at a rate per annum of 9% of the principal amount hereof (the “Debenture Interest Rate”), payable semi-annually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing on October 1, 2008. Interest not paid on any Interest Payment Date, including any interest deferred during any Optional Deferral Period, will accrue and compound semi-annually at the Debenture Interest Rate, to the extent permitted by applicable law, as provided in the Indenture. Subject to Section 2.08(i)(B) of the Indenture, such interest will accrue and compound to the date that it is actually paid.
     The amount of interest on this Debenture payable for any Interest Payment Date shall be computed (i) for any full Interest Payment Period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full Interest Payment Period, on the basis of 30-day months and (iii) for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in that period.
     2. Method of Payment. For so long as the Debenture is held in book-entry-only form, interest shall be paid on each Interest Payment Date to the Person in whose name the Debenture is registered in the Security Register at 5:00 p.m., New York City time, on the last Business Day prior to the Interest Payment Date (each such date a “Regular Record Date”). In the event that the Debenture is no longer held in book-entry-only form or is not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least one Business Day before the relevant Interest Payment Date.
     Payment of principal of and interest on the Debenture shall be made, the transfer of the Debenture will be registrable and the Debenture will be exchangeable for Debentures of other denominations of a like principal amount at the office or agency of the Trustee maintained for such purpose, initially the Corporate Trust Office. Payment of any principal and interest on Debentures issued as Global Securities[, including this Debenture,]1 shall be payable by the Company through the Paying Agent to the Depositary in immediately available funds. At the Company’s option, interest on Debentures issued in physical form may be payable (i) by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the Person

[1]	Include for Global Securities.

1

entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Registrar not later than 10 days before the Interest Payment Date by a Holder of Debentures having an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds, which application shall remain in effect until the Holder of Debentures notifies, in writing, the Registrar to the contrary.
     3. Paying Agent, Registrar and Conversion Agent. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Debenture is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Debenture is an obligation of the Company.
     5. Optional Deferral of Interest. Subject to Section 2.09 of the Indenture, as long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time, to defer payments of interest on this Debenture by extending the Interest Payment Period on the Debenture for a period not exceeding 10 years, in the aggregate, following the Interest Payment Date on which interest was deferred (an “Optional Deferral Period”). During an Optional Deferral Period, Deferred Interest on this Debenture shall not be due and payable, but will continue to accrue and compound semi-annually, to the extent permitted by applicable law, at the Debenture Interest Rate.
     An Optional Deferral Period shall terminate on such date as all accrued and unpaid interest, together with Compounded Interest, if any, has been paid by the Company, provided that in no event shall an Optional Deferral Period extend beyond the date which is 10 years following the commencement of the Optional Deferral Period, beyond the Maturity Date of this Debenture. Upon termination of an Optional Deferral Period, the Company may commence a new Optional Deferral Period, subject to the other conditions in Section 2.09 of the Indenture, there being no limit to the number of such new Optional Deferral Periods the Company may elect.
     During an Optional Deferral Period, the Company shall be subject to the covenants set forth in Section 4.05 of the Indenture.
     6. Deferral of Interest in General. Any Deferred Interest will in all events be due and payable upon the Maturity Date, subject, in the case of Foregone Interest, to Section 2.09(vi) of the Indenture.
     At the termination of any Optional Deferral Period, the Company shall pay all Deferred Interest then accrued and unpaid, together with Compounded Interest, on the Interest Payment Date on which such Optional Deferral Period terminates.

2

     In no event shall any Optional Deferral Period (i) exceed 10 consecutive years following the first Interest Payment Date on which any interest payment was deferred pursuant to Section 2.09 of the Indenture, (ii) unless Deferred Interest is satisfied using the Alternative Payment Mechanism, end on a date other than an Interest Payment Date or (iii) extend beyond the Maturity Date. For purposes of determining compliance with the foregoing limitation on any Optional Deferral Period, (x) only when all Deferred Interest has been paid shall any Optional Deferral Period end; and (y) after the commencement of an Optional Deferral Period, the period from the first Interest Payment Date for which interest is deferred pursuant to Section 2.09 of the Indenture and ending on the date on which all Deferred Interest, including Compounded Interest, is paid in full, shall be included for purposes of calculating the length of an Optional Deferral Period.
     7. No Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the securities.
     8. Conversion. Subject to earlier Maturity, Holders may surrender Debentures in integral multiples of $1,000 principal amount for conversion into shares of Common Stock at the Conversion Rate in effect on the Conversion Date, by surrender of the interest in this Debenture so to be converted in whole or in part, together with any required funds, under in accordance with Section 10.01 and 10.02 of the Indenture.
     [In order to exercise the conversion right with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York pursuant to Section 10.2 of the Base Indenture or, at the option of the Holder of such Debenture, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” attached hereto, duly completed and manually signed, together with such Debenture duly endorsed for transfer, accompanied by the funds, if any, required by Section 10.02 of the Indenture.
     Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for any shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.07 of the Indenture. In addition, if the conversion is being made pursuant to the exercise of the Fundamental Change Option, the conversion notice shall so state.]2
     [In order to exercise the conversion right, the beneficial owner must arrange for its broker, dealer or other DTC participant to complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by Section 10.02 of the Indenture and any transfer taxes if required pursuant to Section 10.07 of the Indenture.]3
     9. Denomination, Transfer and Exchange. The Debentures are only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

[2]	Include for definitive Debentures.

[3]	Include for Global Securities.

3

As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.
     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
     10. Subordination. The payment of principal of and interest on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Debenture is issued subject to such subordination provisions contained in the Indenture. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
     11. Amendments and Supplements. The Indenture provides for amendments, supplements and waivers with respect to the Indenture as set forth in Article Nine of the Indenture.
     12. Covenants. The Indenture specifies covenants of the Company with respect to the Debentures, as set forth in Article Ten of the Base Indenture as supplemented by Article 3 of the Indenture.
     13. Persons Deemed Owners. The registered Holder of this Debenture shall be treated as its owner for all purposes.
     14. Modification of Indenture. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each Debenture affected, (i) change the Maturity Date, (ii) change the date of any interest payment due upon the Debentures; (iii) reduce the principal amount of, or the interest on, the Debentures; (iv) adversely affect the rights of the Holders to convert the Debentures; (v) reduce the amount of or change the form of consideration due to

4

Holders of the Debentures upon their conversion thereof; (vi) change the currency of payment of the Debentures to a currency other than U.S. dollars; (vii) impair the right to institute suit for the enforcement of any payment on the Debentures or adversely affect the right of repayment, if any, at the option of the Holder; or (viii) reduce the percentage of holders necessary to modify or amend the Indenture or to waive any past default.
     15. Events of Default and Covenant Defaults. Subject to the provisions of Article Nine of the Indenture, each of the following events shall be an Event of Default with respect to this Debenture, giving rise to a right in Holders hereof to declare the principal amount of this Debenture plus accrued and unpaid interest to be due and payable immediately:
     (i) default in the payment of accrued interest in full on the Debentures on any Interest Payment Date (whether or not such Interest Payment Date commenced an Optional Deferral Period) and our failure on or before the conclusion of a ten-year period following such Interest Payment Date to pay interest (including Compounded Interest) then accrued in full;
     (ii) default in the payment of the principal of the Debentures when due, whether on the Final Maturity Date, upon redemption, upon a declaration of acceleration or otherwise;
     (iii) default in the Company’s obligation to satisfy its conversion obligation upon exercise of a Holder’s conversion right, which default continues for 15 days after performance is due;
     (iv) certain events of bankruptcy, insolvency and reorganization, whether voluntary or not, as set forth in clause (i)(D) of Section 6.01 of the Indenture.
     The Indenture provides for Covenant Defaults and remedies relating thereto with respect to the Debentures as set forth in Article Six of the Indenture.
     By acquiring this Debenture, the Holder agrees that if there is an Event of Default pursuant to Section 6.01(i)(D) of the Indenture prior to the Final Maturity Date or conversion of the Debentures, any unpaid Deferred Interest, or Compounded Interest thereon, in excess of the amount of such interest that is equal to two years of accrued and unpaid interest (including Compounded Interest on the two earliest years of Deferred Interest) on the Debentures (the “Foregone Interest”) shall not be due and payable and the Holder shall have no claim for, and thus no right to receive, such Foregone Interest. Subject to the foregoing, any Deferred Interest will in all events be due and payable upon the Final Maturity Date.
     16. Tax Treatment. Except with respect to withholding on payments of interest to non-U.S. Holders, the Company agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debenture as indebtedness for U.S. federal income tax purposes.
     17. Governing Law. The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5

     18. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     19. No Recourse Against Others. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     20. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     23. Copies of Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
MGIC Investment Corporation
Attention: Secretary
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, WI 53202

6

MGIC INVESTMENT CORPORATION
Assignment Form
To assign this Debenture, fill in the form below:
(I) or (we) assign and transfer this Debenture to
(Insert assignee’s soc. sec. or other tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint as agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.
Date: Your Signature:
(Sign exactly as your name appears on the face of this Debenture)
Signature
Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

CONVERSION NOTICE
To convert this Debenture in accordance with the Indenture, check the box: ☐
To convert this Debenture pursuant to the exercise of a Fundamental Change Option, check the box: ☐
To convert only part of this Debenture, state the principal amount to be converted (must be in multiples of $1,000):
$
If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. Sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:
Signature(s):
                                                                                                        (Sign exactly as your name(s)
appear(s) on the other side of this Debenture)
Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE
The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Debenture, or exchanges of a part of another Global Security or definitive Debenture for an interest in this Global Security, have been made:

Amount of increase Principal Amount
Amount of decrease in
Principal Amount of this		Signature of authorized
Global in principal amount of	Debenture following such	signatory of Trustee [or
this Debenture	decrease (or increase)	Custodian]

3 Include for Global Securities.